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               CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in the registration statement of Policy Management Systems Corporation on Form S-8 (File No. 33-33848) of our report dated October 24, 1994, on our audit of the financial statements of the Policy Management Systems Corporation 401(k) Retirement Plan as of December 31, 1992, and for the year then ended, which report is included in this Annual Report on Form 11-K.



Coopers & Lybrand
Atlanta, Georgia
March 15, 1995